EXHIBIT 5.2

                         [WOODBURN AND WEDGE LETTERHEAD]

                                February 3, 1999


Securities and Exchange Commission
450 Fifth Street
Judiciary Plaza
Washington D.C. 20549

      Re: Midcoast Energy Resources, Inc. -- Registration Statement on Form S-3

Gentlemen:

      We have acted as special Nevada counsel to Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), in connection with the registration on Form S-3 of the Securities Act of 1933, as amended, of up to $200,000,000 aggregate amount of (i) shares of common stock, par value $.01 per share ("Common Stock"), (ii) shares of preferred stock, in one or more series, as may be designated by the Board of Directors of the Company ("Preferred Stock"),
(iii) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), payment of which shall be guaranteed by any or all of the Company's subsidiaries and (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities ("Warrants") (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants hereinafter referred to as the "Securities"). In rendering the opinions set forth below, we have examined the Articles of Incorporation, bylaws and corporate proceedings of the Company, and have made such other examinations as we have deemed necessary and, based upon such examination and having regard for applicable legal principles, it is our opinion that:

      (i) the shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Articles of Incorporation, as amended, and when issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively, relating thereto, will be validly issued, fully paid and non-assessable; and

      (ii) upon the filing of a Certifiate of Designation with the Nevada Secretary of State setting forth a resolution of the Board of Directors of the Company which fixes the designations, relative rights, preferences and limitations of any series of Preferred Stock in conformity with the Private Corporation Law of Nevada and the Articles of Incorporation of the Company and upon the

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Securities and Exchange Commission
February 3, 1999
Page -2-

approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively, relating thereto, such shares will be validly issued, fully paid and non-assessable.

      We have been furnished with originals of certificates or other representations of public officials, and have made such inquiry to officers and representatives of the Company as we have deemed necessary as a basis for the opinions herein expressed. As to questions of fact material to this opinion, we have, to the extent we deemed appropriate and when relevant facts were not independently established, relied upon certificates of executive officers and other representatives of the Company.

      We are admitted to practice only in the State of Nevada and our opinions expressed herein are limited in all respects to the laws of the State of Nevada and federal laws of the United States of America. The opinions stated herein are as of the date hereof and are limited to laws, facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any change in the opinions expressed herein, whether or not material, as a result of any change in the laws, facts or circumstances pertaining to this Registration Statement that may come to our attention after the date hereof.

      We hereby consent to the use of our name in the Registration Statement and the related prospectus wherever contained therein and we also consent to the filing of this opinion as an exhibit to the Registration Statement.



                                      Sincerely,

                                      WOODBURN and WEDGE


                                      By: /s/ KIRK S. SCHUMACHER
                                              Kirk S. Schumacher